Black Diamond Expects Record Fourth Quarter 2013 Sales of

Approximately $60.4 Million, up 24%

- Management Provides Positive Outlook for 2014 with Sales Expected to Range Between $235

Million and $240 Million, Increasing 16% to 18% -

- Hosts Investor Call Today at 5:00 p.m. ET -

SALT LAKE CITY, Utah – February 11, 2014 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading supplier of innovative, high performance, active outdoor and action sports equipment and apparel, reported preliminary results for the fourth quarter and full year ended December 31, 2013. The Company has also provided its outlook for 2014.

Based on preliminary unaudited information, Black Diamond expects to report record fourth quarter 2013 sales of approximately $60.4 million, up 24% from $48.8 million in the year-ago quarter. The increase was attributed to strong growth across all Black Diamond brands.

“2013 was a year of significant strategic accomplishments, including the launch of Black Diamond apparel, the establishment of our own distribution business in Japan, as well as the integration of POC and PIEPS,” said Peter Metcalf, president and CEO of Black Diamond. “Our 24% sales growth in the fourth quarter was broad-based, as we experienced healthy double-digit growth across all of our brands, categories and major geographies. We attribute this growth to our ability to introduce innovative new products, with these efforts resulting in market share gains in the highly competitive active outdoor industry.”

For the year ended December 31, 2013, Black Diamond expects to report sales of approximately $203.0 million, up 15% from $175.9 million in 2012.

Metcalf continued: “We achieved record fourth quarter, second half and full year sales in 2013 and believe Black Diamond is very well positioned to continue our multi-year track record of double-digit organic sales growth. We believe we exited 2013 with our healthiest inventory levels in several years and our early spring 2014 bookings are strong. Our lineup of new products for 2014 is robust, highlighted by the spring launch of POC’s road bike collection, continued expansion of apparel and our new Jetforce avalanche technology, which we plan to make available this fall across each of the Black Diamond, POC and PIEPS brands.”

Gross margin in the fourth quarter of 2013 is expected to be around 38.0% compared to 36.3% in the year-ago quarter. Although gross margin was up, several factors negatively impacted gross margin in the fourth quarter of 2013. These included unfavorable production and shipping variances, discontinued merchandise and inventory adjustments associated with older, discontinued winter seasonal product.

Gross margin for the full year of 2013 is expected to be around 38.2% compared to 38.2% in 2012. Gross profit in 2013 included a $1.5 million charge in the third quarter for a PIEPS product recall, of which $1.1 million was non-cash and included 100% of existing inventory. Excluding this charge, adjusted gross margin is estimated to be approximately 38.9% in 2013. There were certain factors that negatively impacted gross margin during 2013. These included production variances and inventory adjustments associated with product season changes, as well as the impact from discontinued merchandise.

“We expect 2014 to be driven by double-digit sales growth across all brands, with improved margins and accelerating profitability,” continued Metcalf. “Inherent in these expectations is the fact that Black Diamond apparel and POC each represent our most significant opportunities for compounded, multi-channel growth. At this time, we see no need to access the capital markets to fund our growth. However, we have begun to explore strategic alternatives to monetize the value of untapped markets for our Gregory Mountain Products business. We have also retained an executive search firm to find a senior leadership candidate that will augment our capabilities in brand and general management, specifically in apparel, retail and e-commerce.”

Management will provide complete fourth quarter and full year 2013 results in a press release and conference call, which will be announced at a later date.

2014 Outlook

Black Diamond expects fiscal year 2014 sales to range between $235 million to $240 million, which would represent an increase of approximately 16% to 18% from the expected 2013 sales. The Company also expects gross margin in fiscal year 2014 to range between 39.5% and 40.5%.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its preliminary 2013 results and 2014 outlook.

The Company’s President and CEO Peter Metcalf and CFO Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Tuesday, February 11, 2014

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-941-4774

International dial-in number: 1-480-629-9760

Conference ID: 4665008

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=107635 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through February 25, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4665008

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure: adjusted gross margin. The Company also believes that presentation of certain non-GAAP measures, i.e.: adjusted gross margin, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. The Company defines adjusted gross margin to mean gross margin excluding the impact of the PIEPS product recall. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

President & CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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